EXHIBIT 4.4


                                                                EXECUTION COPY









                             DEPOSIT AGREEMENT
                                 (Class G)


                         Dated as of August 2, 2000


                                  between


                 FIRST SECURITY BANK, NATIONAL ASSOCIATION,

                              as Escrow Agent


                                    and


                            ABN AMRO BANK N.V.,

                     acting through its Chicago Branch,

                               as Depositary



                             TABLE OF CONTENTS


                                                                           Page

ARTICLE I FORMATION OF DEPOSITS..............................................2

      Section 1.1 Acceptance of Depositary...................................2

      Section 1.2 Establishment of Accounts..................................2

ARTICLE II MAINTENANCE OF DEPOSITS...........................................2

      Section 2.1 Deposits...................................................2

      Section 2.2 Interest...................................................2

      Section 2.3 Withdrawals................................................3

      Section 2.4 Other Accounts.............................................4

ARTICLE III TERMINATION......................................................4

ARTICLE IV PAYMENTS 4

ARTICLE V REPRESENTATIONS AND WARRANTIES.....................................5

ARTICLE VI TRANSFER 6

ARTICLE VII AMENDMENT........................................................6

ARTICLE VIII NOTICES.........................................................7

ARTICLE IX OBLIGATIONS UNCONDITIONAL.........................................7

ARTICLE X ENTIRE AGREEMENT...................................................7

ARTICLE XI GOVERNING LAW.....................................................7

ARTICLE XII SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL RIGHT...........8

ARTICLE XIII COUNTERPARTS....................................................8

ARTICLE XIV HEAD OFFICE OBLIGATION...........................................9


Schedule I     Schedule of Deposits
Exhibit A      Notice of Purchase Withdrawal
Exhibit B      Notice of Final Withdrawal


            This DEPOSIT AGREEMENT (Class G) dated as of August 2, 2000 (as amended, modified or supplemented from time to time, this "Agreement") between FIRST SECURITY BANK, NATIONAL ASSOCIATION, a national banking association, as Escrow Agent under the Escrow and Paying Agent Agreement referred to below (in such capacity, together with its successors in such capacity, the "Escrow Agent"), and ABN AMRO Bank N.V., a banking institution organized under the laws of The Netherlands, acting through its Chicago branch, as depositary bank (the "Depositary").

                            W I T N E S S E T H

            WHEREAS, US Airways, Inc. ("US Airways") and State Street Bank and Trust Company of Connecticut, National Association, not in its individual capacity except as otherwise expressly provided therein, but solely as trustee (in such capacity, together with its successors in such capacity, the "Pass Through Trustee") have entered into a Trust Supplement, dated as of August 2, 2000 to the Pass Through Trust Agreement dated as of July 30, 1999 (together, as amended, modified or supplemented from time to time in accordance with the terms thereof, the "Pass Through Trust Agreement") relating to US Airways Pass Through Trust 2000-2G pursuant to which the US Airways Pass Through Trust, Series 2000-2G Certificates referred to therein (the "Certificates") are being issued;

            WHEREAS, US Airways and Credit Suisse First Boston Corporation, ABN AMRO Incorporated, Chase Securities Inc. and Salomon Smith Barney Inc. (collectively, the "Underwriters" and, together with their respective transferees and assigns as registered owners of the Certificates, the "Investors") have entered into an Underwriting Agreement dated as of July 24, 2000 pursuant to which the Pass Through Trustee will issue and sell the Certificates to the Underwriters;

            WHEREAS, US Airways, the Pass Through Trustee and certain other persons concurrently herewith are entering into the Note Purchase Agreement, dated as of the date hereof (the "Note Purchase Agreement"), pursuant to which the Pass Through Trustee has agreed to acquire from time to time on or prior to the Delivery Period Termination Date (as defined in the Note Purchase Agreement) equipment notes (the "Equipment Notes") issued to finance the acquisition of aircraft by US Airways, as lessee or as owner, utilizing a portion of the proceeds from the sale of the Certificates (the "Net Proceeds");

            WHEREAS, the Escrow Agent, the Underwriters, the Pass Through Trustee and State Street Bank and Trust Company of Connecticut, National Association, as paying agent for the Escrow Agent (in such capacity, together with its successors in such capacity, the "Paying Agent") concurrently herewith are entering into an Escrow and Paying Agent Agreement, dated as of the date hereof (as amended, modified or supplemented from time to time in accordance with the terms thereof, the "Escrow and Paying Agent Agreement"); and

            WHEREAS, the Underwriters and the Pass Through Trustee intend that the Net Proceeds be held in escrow by the Escrow Agent on behalf of the Investors pursuant to the Escrow and Paying Agent Agreement, subject to withdrawal upon request of and proper certification by the Pass Through Trustee for the purpose of purchasing Equipment Notes, and that pending such withdrawal the Net Proceeds be deposited by the Escrow Agent with the Depositary pursuant to this Agreement, which provides for the Depositary to pay interest for distribution to the Investors and to establish accounts from which the Escrow Agent shall make withdrawals upon request of and proper certification by the Pass Through Trustee.

            NOW, THEREFORE, in consideration of the obligations contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

                                 ARTICLE I
                           FORMATION OF DEPOSITS

            Section 1.1.Acceptance of Depositary. The Depositary hereby agrees to act as depositary bank as provided herein and in connection therewith to accept all amounts to be delivered to or held by the Depositary pursuant to the terms of this Agreement. The Depositary further agrees to hold, maintain and safeguard the Deposits and the Accounts (as defined below) during the term of this Agreement in accordance with the provisions of this Agreement. The Escrow Agent shall not have any right to withdraw, assign or otherwise transfer moneys held in the Accounts except as permitted by this Agreement.

            Section 1.2.Establishment of Accounts. The Escrow Agent hereby instructs the Depositary, and the Depositary agrees, to establish the separate deposit accounts listed on Schedule I hereto and to establish such additional separate deposit accounts as may be required in connection with the deposits contemplated by Section 2.4 hereof (each, an "Account" and collectively, the "Accounts"), each in the name of the Escrow Agent and all on the terms and conditions set forth in this Agreement.


                                 ARTICLE II
                          MAINTENANCE OF DEPOSITS

            Section 2.1.Deposits. The Escrow Agent shall direct the Underwriters to deposit with the Depositary on the date of this Agreement (the "Deposit Date") in Federal (same day) funds by official check or checks or wire or other transfer to: Federal Reserve Bank, New York, ABN NY, Reference: US Airways 2000-2, ABA# 026009580, Account: Chicago Treasury, Reference: US Airways Deposit and the Depositary shall accept from the Underwriters, on behalf of the Escrow Agent, the sum of US$362,414,000. Upon acceptance of such sum, the Depositary shall (i) establish each of the deposits specified in Schedule I hereto maturing on March 19, 2001 (including any deposit made pursuant to Section 2.4 hereof, individually, a "Deposit" and, collectively, the "Deposits") and (ii) credit each Deposit to the related Account as set forth therein. No amount shall be deposited in any Account other than the related Deposit.

            Section 2.2.Interest. Each Deposit shall bear interest from and including the date of deposit to but excluding the date of withdrawal at the rate of 8.02% per annum (computed on the basis of a year of twelve 30-day months) payable to the Paying Agent on behalf of the Escrow Agent semi-annually in arrears on each February 5 and August 5, commencing on August 5, 2000 (each, an "Interest Payment Date"), and on the date of the Final Withdrawal (as defined below), all in accordance with the terms of this Agreement (whether or not any such Deposit is withdrawn on an Interest Payment Date). Interest accrued on any Deposit that is withdrawn pursuant to a Notice of Purchase Withdrawal (as defined below) shall be paid on the next Interest Payment Date, notwithstanding any intervening Final Withdrawal (as defined below). In addition, interest accrued on any Deposit that is withdrawn pursuant to a Notice of Replacement Withdrawal (as defined below) but not paid on the date of the Replacement Withdrawal shall be paid on the next Interest Payment Date.

            Section 2.3.Withdrawals. (a) On and after the date seven (7) days after the establishment of any Deposit, the Escrow Agent may, by providing at least one (1) Business Day's prior notice of withdrawal to the Depositary substantially in the form of Exhibit A hereto (a "Notice of Purchase Withdrawal"), withdraw not less than the entire balance of such Deposit, except that at any time prior to the actual withdrawal of such Deposit, the Escrow Agent or the Pass Through Trustee may, by notice to the Depositary, cancel such withdrawal (including on the scheduled date therefor), and thereafter such Deposit shall continue to be maintained by the Depositary in accordance with the original terms thereof. Following such withdrawal the balance in the related Account shall be zero and the Depositary shall close such Account. As used herein, "Business Day" means any day, other than a Saturday, Sunday or other day on which commercial banks are authorized or required by law to close in New York, New York, Chicago, Illinois, Pittsburgh, Pennsylvania, Hartford, Connecticut or Salt Lake City, Utah.

            The Depositary reserves the right, upon at least 14 days' prior written notice to US Airways, the Escrow Agent and the Pass Through Trustee, to require seven days' notice for any withdrawal.

            (b) (i) The Escrow Agent may, by providing at least fifteen
(15) days' prior notice of withdrawal to the Depositary substantially in the form of Exhibit B hereto (a "Notice of Final Withdrawal"), withdraw the entire amount of all of the remaining Deposits together with the payment by the Depositary of all accrued and unpaid interest on such Deposits to but excluding the specified date of withdrawal (a "Final Withdrawal"), on such date as shall be specified in such Notice of Final Withdrawal. If a Notice of Final Withdrawal has not been given to the Depositary on or before March 2, 2001 and there are unwithdrawn Deposits on such date, the Depositary shall pay the amount of the Final Withdrawal to the Paying Agent on March 19, 2001.

            (ii) The Escrow Agent may, by providing at least 15 days' prior notice of withdrawal to the Depositary in the form of Exhibit C hereto (a "Notice of Replacement Withdrawal"), request withdrawal of the entire amount of all Deposits then held by the Depositary together with, if specified in such Notice of Replacement Withdrawal, the payment by the Depositary of all accrued and unpaid interest on such Deposits to but excluding the specified date of withdrawal (a "Replacement Withdrawal"), on such date as shall be specified in such Notice of Replacement Withdrawal.

            (c) If the Depositary receives a duly completed Notice of Purchase Withdrawal or Notice of Final Withdrawal or Notice of Replacement Withdrawal (each a "Withdrawal Notice") complying on its face with the provisions of this Agreement, it shall make the payments specified therein in accordance with the provisions of this Agreement.

            If such complying Withdrawal Notice is received by the Depositary no later than 3:00 p.m. on a Business Day, the Depositary shall make the payments requested in such Withdrawal Notice no later than 11:00 a.m. on the next succeeding Business Day or such later day specified in such Withdrawal Notice, and if such complying Withdrawal Notice is received by the Depositary after 3:00 p.m. on a Business Day, the Depositary shall make the payments requested in such Withdrawal Notice no later than 11:00 a.m. on the second Business Day next following such Business Day.

            Section 2.4.Other Accounts. On the date of withdrawal of any Deposit pursuant to a Notice of Purchase Withdrawal, the Escrow Agent, or the Pass Through Trustee on behalf of the Escrow Agent, shall be entitled to re-deposit with the Depositary any portion thereof and the Depositary shall accept the same for deposit hereunder. Any sums so received for deposit shall be established as a new Deposit and credited to a new Account, all as more fully provided in Section 2.1 hereof, and thereafter the provisions of this Agreement shall apply thereto as fully and with the same force and effect as if such Deposit had been established on the Deposit Date except that (i) such Deposit may not be withdrawn prior to the date seven days after the establishment thereof and (ii) such Deposit shall mature on March 19, 2001 and bear interest as provided in Section 2.2. The Depositary shall promptly give notice to the Escrow Agent of receipt of each such re-deposit and the account number assigned thereto.


                                ARTICLE III
                                TERMINATION

            (a) This Agreement shall terminate on the fifth (5th) Business Day after the later of the date on which (i) all of the Deposits shall have been withdrawn and paid as provided herein without any re-deposit and (ii) all accrued and unpaid interest on the Deposits shall have been paid as provided herein, but in no event prior to the date on which the Depositary shall have performed in full its obligations hereunder.

            (b) For the avoidance of doubt, the obligations of the Depositary under the last two sentences of Section 2.2 hereof shall remain in full force and effect notwithstanding the execution and delivery of a replacement Deposit Agreement in accordance with Section 5(a)(vii) of the Note Purchase Agreement.


                                 ARTICLE IV
                                  PAYMENTS

            All payments (including, without limitation, those payments made in respect of Taxes (as defined and provided for below)) made by the Depositary hereunder shall be paid in United States Dollars and immediately available funds by wire transfer (i) in the case of accrued interest on the Deposits payable under Section 2.2 hereof or any Final Withdrawal, directly to the Paying Agent at State Street Bank and Trust Company of Connecticut, National Association, c/o State Street Bank and Trust Company, 2 International Place, 4th Floor, Boston, MA 02110, ABA# 011-0000-28, Account # 9903-9901 RE: US Air EETC 2000-2 (include tail number for the related Deposit), Attention: Sandra Thomson, Reference: US Airways 2000-2G EETC, or to such other account as the Paying Agent may direct from time to time in writing to the Depositary and the Escrow Agent and (ii) in the case of any withdrawal of one or more Deposits pursuant to a Notice of Purchase Withdrawal or all the then remaining Deposits pursuant to a Notice of Replacement Withdrawal, directly to or as directed by the Pass Through Trustee as specified and in the manner provided in such Notice of Purchase Withdrawal or Notice of Replacement Withdrawal. The Depositary hereby waives any and all rights of set-off, combination of accounts, right of retention or similar right (whether arising under applicable law, contract or otherwise) it may have against the Deposits howsoever arising. All payments on or in respect of each Deposit shall be made free and clear of and without reduction for or on account of any and all taxes, levies or other impositions or charges (collectively, "Taxes"). However, if the Depositary or the Paying Agent (pursuant to Section 2.4 of the Escrow and Paying Agent Agreement) shall be required by law to deduct or withhold any Taxes from or in respect of any sum payable hereunder, the Depositary shall: (i) make such deductions or withholding; (ii) pay the full amount deducted or withheld (including in respect of such additional amounts) to the competent taxation authority; and (iii) if the Taxes required to be deducted or withheld are imposed by The Netherlands or any political subdivision thereof, pay such additional amounts as may be necessary in order that the actual amount received by the designated recipient of such sum under this Agreement or the Escrow and Paying Agent Agreement after such deduction or withholding equals the sum it would have received had no such deduction or withholding been required. If the date on which any payment due on any Deposit would otherwise fall on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day with the same force and effect as if made on such scheduled date, and no additional interest shall accrue in respect of such extension.


                                 ARTICLE V
                       REPRESENTATIONS AND WARRANTIES

            The Depositary hereby represents and warrants to US Airways, the Escrow Agent, the Pass Through Trustee, the Investors and the Paying Agent that:

            (1) it is a bank duly organized and validly existing in good standing under the laws of its jurisdiction of organization and is duly qualified to conduct banking business in the State of Illinois through its Chicago branch;

            (2) it has full power, authority and legal right to conduct its business and operations as currently conducted and to enter into and perform its obligations under this Agreement;

            (3) the execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of it and do not require any stockholder approval, or approval or consent of any trustee or holder of any indebtedness or obligations of it, and such document has been duly executed and delivered by it and constitutes its legal, valid and binding obligations enforceable against it in accordance with the terms hereof;

            (4) no authorization, consent or approval of or other action by, and no notice to or filing with, any United States federal or state governmental authority or regulatory body is required for the execution, delivery or performance by it of this Agreement;

            (5) neither the execution, delivery or performance by it of this Agreement, nor compliance with the terms and provisions hereof, conflicts or will conflict with or results or will result in a breach or violation of any of the terms, conditions or provisions of, or will require any consent or approval under, any law, governmental rule or regulation or the charter documents, as amended, or bylaws, as amended, of it or any similar instrument binding on it or any order, writ, injunction or decree of any court or governmental authority against it or by which it or any of its properties is bound or any indenture, mortgage or contract or other agreement or instrument to which it is a party or by which it or any of its properties is bound, or constitutes or will constitute a default thereunder or results or will result in the imposition of any lien upon any of its properties; and

            (6) there are no pending or, to its knowledge, threatened actions, suits, investigations or proceedings (whether or not purportedly on behalf of it) against or affecting it or any of its property before or by any court or administrative agency which, if adversely determined, (i) would adversely affect the ability of it to perform its obligations under this Agreement or (ii) would call into question or challenge the validity of this Agreement or the enforceability hereof in accordance with the terms hereof, nor is the Depositary in default with respect to any order of any court, governmental authority, arbitration board or administrative agency so as to adversely affect its ability to perform its obligations under this Agreement.


                                 ARTICLE VI
                                  TRANSFER

            Neither party hereto shall be entitled to assign or otherwise transfer this Agreement (or any interest herein) other than (in the case of the Escrow Agent) to a successor escrow agent under Section 1.7 of the Escrow and Paying Agent Agreement, and any purported assignment in violation thereof shall be void. This Agreement shall be binding upon the parties hereto and their respective successors and (in the case of the Escrow Agent) permitted assigns.


                                ARTICLE VII
                                 AMENDMENT

            This Agreement may not be amended, waived or otherwise modified except by an instrument in writing signed by the party against whom the amendment, waiver or other modification is sought to be enforced and by the Pass Through Trustee.


                                ARTICLE VIII
                                  NOTICES

            Unless otherwise expressly provided herein, any notice or other communication under this Agreement shall be in writing (including by facsimile) and shall be deemed to be given and effective upon receipt thereof. All notices shall be sent to (x) in the case of the Depositary, ABN AMRO Bank N.V., 135 South LaSalle Street, Chicago, Illinois 60603, Attention: Vice President
- Aerospace (Telecopier: (312) 606-8425), with a copy to ABN AMRO Bank N.V., Chicago Branch, 181 W. Madison Street, Chicago, Illinois 60602, Attention: Money Market Desk (Telecopier: (312) 904-9107) or
(y) in the case of the Escrow Agent, First Security Bank, National Association, 79 South Main Street, Salt Lake City, UT 84111,
Attention: Corporate Trust Services (Telecopier: (801) 246-5053), in each case, with a copy to the Pass Through Trustee, State Street Bank and Trust Company of Connecticut, National Association, 225 Asylum Street, Goodwyn Square, Hartford, CT 06103, Attention:
Corporate/Muni. Department (Telecopier: (860) 244-1889) and to US Airways, US Airways, Inc., 2345 Crystal Drive, Arlington, VA 22227,
Attention: Treasurer (Telecopier: (703) 872-5936) (or at such other address as any such party may specify from time to time in a written notice to the parties hereto). On or prior to the execution of this Agreement, the Escrow Agent has delivered to the Depositary a certificate containing specimen signatures of the representatives of the Escrow Agent who are authorized to give notices and instructions with respect to this Agreement. The Depositary may conclusively rely on such certificate until the Depositary receives written notice from the Escrow Agent to the contrary.

                                 ARTICLE IX
                         OBLIGATIONS UNCONDITIONAL


            The Depositary hereby acknowledges and agrees that its obligation to repay each Deposit together with interest thereon as provided herein is absolute, irrevocable and unconditional and constitutes a full recourse obligation of the Depositary enforceable against it to the full extent of all of its assets and properties.


                                 ARTICLE X
                              ENTIRE AGREEMENT

            This Agreement (including all attachments hereto) sets forth all of the promises, covenants, agreements, conditions and understandings between the Depositary and the Escrow Agent with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and undertakings, inducements or conditions, express or implied, oral or written.


                                 ARTICLE XI
                               GOVERNING LAW

            THIS AGREEMENT, AND THE RIGHTS AND OBLIGATIONS OF THE
DEPOSITARY AND THE ESCROW AGENT WITH RESPECT TO THE DEPOSITS, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK AND SUBJECT TO THE PROVISIONS OF REGULATION D OF THE BOARD OF GOVERNORS OF THE FEDERAL RESERVE SYSTEM (OR ANY SUCCESSOR), AS THE SAME MAY BE MODIFIED AND SUPPLEMENTED AND IN EFFECT FROM TIME TO TIME.


                                ARTICLE XII
       SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL RIGHT

            SECTION 12.1 Submission to Jurisdiction. Each of the Depositary and the Escrow Agent hereby irrevocably and unconditionally:

            (a) submits for itself and its property in any legal action or proceeding relating to this Agreement, or for recognition and enforcement of any judgment in respect hereof, to the nonexclusive general jurisdiction of the courts of the State of New
                  York, the courts of the United States of America for the Southern District of New York, and the appellate courts from any thereof;

            (b) consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

            (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to each party hereto at its address set forth in Article VIII hereof, or at such other address of which shall have been notified pursuant thereto; and

            (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

      SECTION 12.2 WAIVER OF JURY TRIAL RIGHT. EACH OF THE DEPOSITARY AND THE ESCROW AGENT ACKNOWLEDGES AND ACCEPTS THAT IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT SUCH PARTY IRREVOCABLY WAIVES ITS RIGHT TO A TRIAL BY JURY.


                                ARTICLE XIII
                                COUNTERPARTS

            This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one instrument.

                                ARTICLE XIV
                           HEAD OFFICE OBLIGATION


            ABN AMRO Bank N.V. is acting as the Depositary through its Chicago Branch and hereby agrees that the obligations of the Depositary hereunder constitute the obligations of its Chicago Branch and of its Head Office in The Netherlands. Accordingly, any beneficiary of this Agreement will be able to proceed directly against ABN AMRO Bank N.V.'s Head Office in The Netherlands if ABN AMRO Bank N.V.'s Chicago branch defaults in its obligation to such beneficiary under this Agreement.


            IN WITNESS WHEREOF, the Escrow Agent and the Depositary have caused this Deposit Agreement to be duly executed as of the day and year first above written.


                                    FIRST SECURITY BANK, NATIONAL
                                    ASSOCIATION, as Escrow Agent



                                    By  /s/ Brett King
                                    -----------------------------------------
                                    Name:   Brett King
                                    Title:  Vice President

                                    ABN AMRO BANK N.V., acting
                                    through its Chicago Branch, as
                                    Depositary



                                    By /s/ Thomas Comfort
                                    -----------------------------------------
                                    Name:  Thomas Comfort
                                    Title: Group Vice President



                                    By /s/ Carol S. Waggoner
                                    -----------------------------------------
                                    Name:  Carol S. Waggoner
                                    Title: Assistant Vice President





                                                                    Schedule I

                        SCHEDULE OF DEPOSITS
                 ---------------------------------
                             (Class G)

        EXPECTED            DEPOSIT           ACCOUNT NO.
        TAIL NO.            AMOUNT

         N737US          $17,627,642.31         1339640
         N738US          $17,627,642.31         1339656
         N740UW          $17,635,049.52         1339663
         N741UW          $17,635,049.52         1339671
         N742US          $17,635,049.52         1339675
         N744US          $17,634,710.40         1339684
         N745UW          $17,634,710.40         1339709
         N746UW          $17,634,710.40         1339735
         N747UW          $17,634,710.40         1339745
         N748UW          $17,352,958.56         1339756
         N749US          $17,352,958.56         1339771
         N750UW          $17,352,958.56         1339782
         N751UW          $17,352,958.56         1339799
         N752US          $17,352,958.56         1339810
         N753US          $17,248,707.47         1339820
         N754UW          $17,248,707.47         1339831
         N117UW          $20,480,137.17         1339719
         N119US          $20,419,297.97         1339722
         N118US          $20,776,541.17         1339760
         N121UW          $20,776,541.17         1339777




                                                                   EXHIBIT A



                       NOTICE OF PURCHASE WITHDRAWAL


ABN AMRO BANK N.V.
135 South LaSalle Street
Chicago, Illinois  60603
Attention:  Tom Peterson
Telecopier: (312) 606-8425


Ladies and Gentlemen:

            Reference is made to the Deposit Agreement (Class G) dated as of August 2, 2000 (the "Deposit Agreement") between First Security Bank, National Association, as Escrow Agent, and ABN AMRO Bank N.V., acting through its Chicago Branch, as Depositary (the "Depositary").

            In accordance with Section 2.3(a) of the Deposit Agreement, the undersigned hereby requests the withdrawal of the entire amount of the Deposit, $[__________], Account No.
                                    [----------].

            The undersigned hereby directs the Depositary to pay [a portion of]1the proceeds of the Deposit [in an amount equal to $_____]1 to _______________, Account No. __________, Reference: __________ on
_______________, _____, [and to re-deposit the remaining proceeds of the Deposit with the Depositary as a new deposit pursuant to Section 2.4 of the Deposit Agreement, in each case]1 upon the telephonic request of a representative of the Pass Through Trustee.

                                    FIRST SECURITY BANK, NATIONAL
                                    ASSOCIATION,
                                    as Escrow Agent



                                    By
                                    -----------------------------------------
                                    Name:
                                    Title:

Dated:  ___________, ____




                                                                   EXHIBIT B



                         NOTICE OF FINAL WITHDRAWAL


ABN AMRO Bank N.V.
135 South LaSalle Street
Chicago, Illinois  60603
Attention:  Tom Peterson
Telecopier:  (312) 606-8425

Ladies and Gentlemen:

            Reference is made to the Deposit Agreement (Class G) dated as of August 2, 2000 (the "Deposit Agreement") between First Security Bank, National Association, as Escrow Agent, and ABN AMRO Bank N.V., acting through its Chicago Branch, as Depositary (the "Depositary").

            In accordance with Section 2.3(b)(i) of the Deposit Agreement, the undersigned hereby requests the withdrawal of the entire amount of all Deposits for payment on ________, 20__.

            The undersigned hereby directs the Depositary to pay the proceeds of the Deposits and accrued interest thereon to the Paying Agent at ________________________, ABA# ___________, Account
___________, Attention: ______________, Reference: US Airways
2000-2G EETC.

                                    FIRST SECURITY BANK, NATIONAL
                                    ASSOCIATION,
                                    as Escrow Agent



                                    By
                                    -----------------------------------------
                                    Name:
                                    Title:

Dated:  __________, ____





                                                                      EXHIBIT C

                     NOTICE OF REPLACEMENT WITHDRAWAL

ABN AMRO Bank N.V.
135 South LaSalle Street
Chicago, Illinois  60603
Attention:  Tom Peterson
Telecopier:  (312) 606-8425

Ladies and Gentlemen:

            Reference is made to the Deposit Agreement (Class G) dated as of August 2, 2000 (the "Deposit Agreement") between First Security Bank, National Association, as Escrow Agent, and ABN AMRO Bank N.V., acting through its Chicago Branch, as Depositary (the "Depositary").

            In accordance with Section 2.3 (b)(ii) of the Deposit
Agreement, the undersigned hereby requests the withdrawal of the entire amount of all Deposits for payment on ________, 200_.

            The undersigned hereby directs the Depositary to pay the proceeds of the Deposits to [___________] at _____________, ABA# __________, Account _________, Attention: __________,
Reference: US Airways 2000-2G EETC [and to pay accrued interest thereon to the Paying Agent at ________, ABA # ________, Acct. No. ________, Reference: US Airways 2000-2G EETC]1. [The undersigned further directs the Depositary to pay the accrued interest on the Deposits to the Paying Agent on _________, 20__ (the next Interest Payment Date) at ABA # __________, Account No. ________, Reference:
US Airways 2000-2G EETC.]2

                                    FIRST SECURITY BANK, NATIONAL
                                    ASSOCIATION,
                                    as Escrow Agent




                                    By
                                    -----------------------------------------
                                    Name:
                                    Title:

Dated:  __________, ____




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1 Use bracketed language if entire Deposit will not be used to purchase
Equipment Notes.

1 To be deleted in the case of a Replacement Withdrawal scheduled for a date which is not an Interest Payment Date (as defined in the Escrow and Paying Agent Agreement).

2 To be inserted in the case of a Replacement Withdrawal scheduled for a date which is not an Interest Payment Date (as defined in the Escrow and Paying Agent Agreement).